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                                                                    EXHIBIT 99.2

                 OFFER TO EXCHANGE UP TO $200,000,000 AGGREGATE
                   PRINCIPAL AMOUNT OF 9% SENIOR SUBORDINATED
                  DEBENTURES DUE 2009 OF SILGAN HOLDINGS INC.,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
         FOR ALL OUTSTANDING $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                  OUTSTANDING 9% SENIOR SUBORDINATED DEBENTURES
        DUE 2009 OF SILGAN HOLDINGS INC. WHICH HAVE NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933.

To Depository Trust Company Participants:

We are enclosing herewith the materials listed below relating to the offer by Silgan Holdings Inc., a Delaware corporation (the "Company"), to exchange up to $200,000,000 aggregate principal amount of the Company's 9% Senior Subordinated Debentures due 2009 (the "New Debentures"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal aggregate principal amount of the Company's issued and outstanding 9% Senior Subordinated Debentures due 2009 which have not been registered under the Securities Act (the "Old Debentures"), upon the terms and subject to the conditions set forth in the Prospectus dated September __, 2002 (the "Prospectus"), of the Company and the related letter of transmittal (the "Letter of Transmittal"), in each case as amended or supplemented from time to time (the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

                  1.  Prospectus;

                  2.  Letter of Transmittal;

                  3.  Notice of Guaranteed Delivery;

                  4. Instruction to Book-Entry Transfer Participant from Owner; and

                  5. Letter which may be sent to your clients for whose account you hold Old Debentures in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such clients' instructions with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER __, 2002, UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Old Debentures being tendered.

To participate in the Exchange Offer, a beneficial owner (an "Owner") of Old Debentures must cause a Depository Trust Company participant ("DTC Participant") to tender such Owner's Old Debentures to the account of National City Bank, N.A. (the "Exchange Agent") maintained at The Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated

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message that acknowledges and agrees, on behalf of the DTC Participant and the
Owners of tendered Old Debentures, to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms, on behalf of itself and the Owners of tendered Old Debentures, all provisions of the Letter of Transmittal applicable to it and such Owners as fully as if it had completed, executed and returned the Letter of Transmittal to the Exchange Agent.

Pursuant to the Letter of Transmittal, each Owner of Old Debentures will represent to the Company that (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company; (ii) it is not a broker-dealer tendering Old Debentures acquired for its own account directly from the Company;
(iii) any New Debentures to be received by it will be acquired in the ordinary course of its business; and (iv) it is not engaged in, and does not intend to engage in, a distribution of such New Debentures and has no arrangement or understanding to participate in a distribution of New Debentures. If a holder of Old Debentures is engaged in or intends to engage in a distribution of New Debentures or has any arrangement or understanding with respect to the distribution of New Debentures to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

The enclosed Instruction to Book-Entry Transfer Participant from beneficial owner contains an authorization by the beneficial owners of the Old Debentures for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Debentures pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Debentures to it, except as otherwise provided in Instruction 6 of the enclosed Letter of Transmittal.

Additional copies of the enclosed material may be obtained from National City Bank, N.A. Attention: James Schultz.

                                                 SILGAN HOLDINGS INC.



                                                 By_____________________________
                                                   Name:
                                                   Title:

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SILGAN HOLDINGS INC. OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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